QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 26, 2002

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 Zip Code)

(212) 325-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

        On November 26, 2002, Standard & Poor's Ratings Services ("S&P") lowered our long-term debt rating from AA- to A+ and our short-term debt rating from A-1+ to A-1. S&P also lowered Credit Suisse First Boston's long-term debt rating from AA- to A+ and its short-term debt rating from A-1+ to A-1 and lowered Credit Suisse Group's long-term debt rating to A from A+ and affirmed its A-1 short-term debt rating. S&P revised the outlook, an indication of longer-term trends, of Credit Suisse Group, Credit Suisse First Boston and us to "stable".

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
/s/ David C. Fisher
David C. Fisher Chief Financial and Accounting Officer

November 26, 2002

QuickLinks

SIGNATURE